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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second Amended and Restated 1995 Stock Plan and the 2000 Director and Officer Stock Option and Incentive Plan of Citrix Systems, Inc., of our report dated January 17, 2001, except for Note 17, as to which the date is March 21, 2001, with respect to the consolidated financial statements and schedule of Citrix Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP



West Palm Beach, Florida
May 22, 2001